INDEPENDENT AUDITORS' REPORT

The Shareholders Pacific Corporate
Group Private Equity Fund:

In planning and performing our audit of the financial statements of The Pacific Corporate Group Private Equity Fund (the "Trust") for the year ended
March 31, 2000, we considered its internal control, (including the relevant controls pertaining to Palmeri Fund Administrators, Inc, and the Pacific Corporate Group as they relate to the Trust), including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial state

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements be matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2000.

This report is intended solely for the information and use of the Shareholders, the Advisor Trustee, the Independent Trustees, management and the Securities and Exchange Commission.

May 22, 2000
New York, New York